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Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated July 29, 2026, and each included in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-2, File No. 333-294126) of Carlyle AlpInvest Private Markets Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 30, 2026, with respect to the consolidated financial statements and financial highlights of Carlyle AlpInvest Private Markets Fund included in the Annual Report (Form N-CSR) for the year ended March 31, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

New York, NY

July 29, 2026

A member firm of Ernst & Young Global Limited